Exhibit 4.1

FORM OF CERTIFICATE FOR SHARES OF 7.00%

SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK

ARD [ ]	Shares [ ]

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 015271 50 5

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Incorporated Under the Laws of the State of Maryland

THIS CERTIFIES THAT [    ] is the record holder of [       ] ([     ]) fully paid and nonassessable shares of the 7.00% Series D Cumulative Convertible Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), of

Alexandria Real Estate Equities, Inc.

(the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized agent upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter (the “Charter”) and the Bylaws of the Company and any amendments thereto.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, N.Y.)

TRANSFER AGENT AND REGISTRAR

(Seal)

BY
AUTHORIZED SIGNATURE	SECRETARY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

IMPORTANT NOTICE

THE COMPANY IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK WHICH ARE DESIGNATED AS COMMON STOCK AND PREFERRED STOCK. THE PREFERRED STOCK MAY BE ISSUED IN ONE OR MORE SERIES OR CLASSES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OR CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OR CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, SINCE THE COMPANY IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES OR CLASSES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OR CLASS TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. REQUEST FOR SUCH WRITTEN STATEMENT MUST BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY.

The shares of Series D Preferred Stock represented by this Certificate are subject to restrictions on transfer for the purpose of establishing or maintaining the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No person may Beneficially Own shares in excess of the Ownership Limit, which may increase or decrease from time to time, unless such Person is an Excepted Holder. Any Person who attempts to beneficially own shares in violation of the above limitation must immediately notify the Company. If the restrictions on ownership or transfer are violated, the shares represented hereby will be automatically exchanged for shares of Excess Stock, which will be held in trust for a Charitable Beneficiary. The foregoing is qualified in its entirety by reference to the Charter and all capitalized terms in this legend have the meanings defined in the Charter. The Company will furnish a copy of the Charter to any stockholder of the Company on request and without charge. Such request must be made to the Secretary of the Company at the Company’s principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — TEN ENT — JT TEN —	as tenants in common as tenants by the entireties as joint tenants with right of	UNIF GIFT MIN ACT —	Custodian (Cust) (Minor) under Uniform Gifts to Minors
	survivorship and not as tenants		Act
	in common		(State)

		UNIF TRF MIN ACT —	Custodian (until age )
(Cust)
under Uniform Transfers (Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                 hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                                                                                                                                Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                              Agent to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

X
X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.